UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 2, 2009
JACKSONVILLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	001-14853	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Laura Street, Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		904-421-3040

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective January 27, 2009, Melvin Gottlieb, age 62, resigned from the boards of Jacksonville Bancorp, Inc. (the “Company”) and The Jacksonville Bank, a wholly owned subsidiary of the Company, located in Jacksonville, Florida.  Mr. Gottlieb served on the Company’s board of directors since its organizational period.  His resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.  In a letter from Mr. Gottlieb to the board (see attached), he expressed his pleasure of being able to serve as a director of both companies and states business demands as his reason for resigning.

Item 9.01 (d)	Exhibits.

Exhibit 17.1                                Letter of resignation from Melvin Gottlieb dated January 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

Date: February 2, 2009	By:	/s/ Valerie A. Kendall
Valerie A. Kendall
Executive Vice President
& Chief Executive Officer